Exhibit 99.1

System1 Announces Second Quarter 2024 Financial Results Above High-End of Guidance

All Key Financial Results Above the High-End of Guidance Range

•Revenue Increased $9.7 Million Over Prior Quarter to $94.6 Million
•Gross Profit Increased 40% Over Prior Quarter to $26.1 Million
•Adjusted Gross Profit Increased 24% Over Prior Quarter to $38.8 Million
•GAAP Net Loss Increased 152% Over Prior Quarter to $34.8 Million
•Adjusted EBITDA Increased $9.5 Million Over Prior Quarter to $9.9 Million
•Company Provides Third Quarter Guidance of: $86 Million to $88 Million of Revenue and $8 Million to $10 Million of Adjusted EBITDA

LOS ANGELES, CA – August 8, 2024 – System1, Inc. (NYSE: SST) ("System1" or the "Company"), an omnichannel customer acquisition marketing platform, announced its financial results for the second quarter of 2024.

"We are pleased to report a strong quarter reflecting solid sequential growth in which all of our key financial metrics significantly exceeded our guidance for the period," commented Michael Blend, System1’s Co-Founder & Chief Executive Officer. "Strong execution by our team and continued investment in our RAMP platform leave System1 well-positioned to take advantage of a stabilizing advertising market going forward."

Tridivesh Kidambi, Chief Financial Officer of System1, commented, "We are pleased with our second quarter financial results that exceeded the top end of our guidance ranges. We exited the quarter with significant momentum across our businesses, and we expect this positive momentum to deliver year-over-year increases in financial results for the remainder of the year."

Note: Adjusted Gross Profit and Adjusted EBITDA are non-GAAP metrics that are defined and reconciled at the end of this release.

Second Quarter 2024 Highlights

•The Company renewed one of its primary monetization relationships with Google.

•CouponFollow.com experienced a 36% year-over-year increase in organic visitors to its site, and its savings-focused browser extensions surpassed 15 million monthly active users.

•Startpage launched its Private Browser app and has seen over 50,000 downloads with significantly positive user feedback, including over 2,000 five-star ratings to date across the iOS and Android app stores.

•MapQuest saw 10% year-over-year growth in organic visits to its site in the second quarter as a result of the Company’s investments in new content, faster page load speed and improved data quality. MapQuest also launched a custom "Mini Takes the States" mobile navigation application in partnership with BMW in conjunction with its bi-annual "Mini Takes the States" road trip rally event.

Exhibit 99.1

Third Quarter 2024 Guidance

The Company expects for the third quarter of 2024:
•Revenue between $86 million and $88 million.
•Gross Profit between $23 million and $25 million.
•Adjusted Gross Profit between $36 million and $38 million.
•Adjusted EBITDA between $8 million and $10 million.

In reliance on the unreasonable efforts exception for forward-looking information provided under Regulation S-K, the Company is not reasonably able to provide a quantitative reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measures without unreasonable effort due to uncertainties regarding purchase accounting, stock-based compensation, taxes and other potential adjustments. The difference between Gross Profit and Adjusted Gross Profit is primarily depreciation and amortization related to the cost of revenues, which are estimated to be approximately $13 million. The variability of these items could have an unpredictable, and potentially significant, impact on the Company’s future GAAP financial results. For the third quarter of 2024, the Company expects interest expense in the range of $8.0 million to $8.5 million, depreciation and amortization expense in the range of $20.5 million to $21.0 million, and acquisition and restructuring costs to be in the range of $2.0 million to $2.5 million.

The Company’s achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in its filings with the U.S. Securities and Exchange Commission. The outlook does not take into account the impact of any unanticipated developments in the business or changes in the operating environment.

About System1, Inc.

System1 combines best-in-class technology & data science to operate its advanced Responsive Acquisition Marketing Platform (RAMP). System1’s RAMP is omnichannel and omnivertical, and built for a privacy-centric world. RAMP enables the building of powerful brands across multiple consumer verticals, the development & growth of a suite of privacy-focused products, and the delivery of high-intent customers to advertising partners. For more information, visit www.system1.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, particularly any statements or materials regarding System1’s future results. Forward-looking statements include, but are not limited to, statements regarding System1 or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause System1’s actual financial results or operating performance to be materially different from those expressed or implied by these forward-looking statements. Readers or users of this press release should evaluate the risk factors summarized below, which summary list is not exclusive. Readers or users of this press release should also carefully review the "Risk Factors" and other information included in our Annual Report on Form 10-K for the fiscal year ending December 31, 2023, as well as our registration statement on Form S-1 filed with the Securities and Exchange Commission (the "SEC"), as well as System1’s Form 10-Qs, Form 8-Ks and other

Exhibit 99.1

reports filed with the SEC from time to time. Please refer to these SEC filings for additional information regarding the risks and other factors that may impact System1’s business, prospects, financial results and operating performance.

Such risks, uncertainties and assumptions include, but are not limited to: (1) our ability to maintain our key relationships with network partners and advertisers, including our monetization arrangements; (2) our ability to collect, process, effectively utilize and safely store the first party data that we obtain through our services; (3) the performance of our responsive acquisition marketing platform, or RAMP; (4) changes in customer demand for our services and our ability to quickly adapt to such changes; (5) our ability to maintain and attract consumers and advertisers in the face of changing economic or competitive conditions; (6) our ability to improve and maintain adequate internal control over financial reporting and remediate identified material weaknesses; (7) our ability to successfully source and complete acquisitions and to integrate the operations of companies System1 acquires; (8) our ability to raise financing in the future as and when needed or on market terms; (9) our ability to compete with existing competitors and the entry of new competitors in the market; (10) changes in applicable laws or regulations impacting the business which we operate and our ability to maintain compliance with the various laws that our business and operations are subject to; (11) our ability to protect our intellectual property rights; and (12) other risks and uncertainties indicated from time to time in our filings with the SEC. The foregoing list of factors is not exclusive.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from any forward-looking statements contained in this press release. System1’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the forward-looking statements for the purpose of their inclusion in this press release, and accordingly, do not express an opinion or provide any other form of assurance with respect thereto for the purpose of this press release. System1 will not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that such trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Non-GAAP Measures: Adjusted Gross Profit and Adjusted EBITDA

Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures and represent key metrics used by System1’s management and board of directors to measure the operational strength and performance of its business, to establish budgets, and to develop operational goals for managing its business. Adjusted Gross Profit (Loss) is defined as gross profit plus depreciation and amortization related to cost of revenues. Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization expense, stock-based compensation expenses, deferred compensation, management fees, minority interest expense, restructuring charges, impairment and certain discrete items impacting a particular segment’s results in a particular period.

System1 believes Adjusted Gross Profit and Adjusted EBITDA are relevant and useful metrics for investors because it allows investors to view performance in a manner similar to the method used by management. There are limitations on the use of Adjusted Gross Profit and Adjusted EBITDA and it may not be comparable to similarly titled measures of other companies. Other companies, including companies in System1’s industry, may calculate non-GAAP financial measures differently than System1 does, limiting the usefulness of those measures for comparative purposes.

Adjusted Gross Profit should not be considered a substitute for revenue or gross profit. Adjusted EBITDA should not be considered a substitute for income (loss) from operations, net income (loss), or net income (loss) attributable to System1 on a consolidated basis that System1 reports in accordance with GAAP. Although System1 uses Adjusted Gross Profit and Adjusted EBITDA as financial measures to assess the performance of its business, such use is limited because it does not include certain costs necessary to operate System1’s business. System1’s presentation of Adjusted Gross Profit and Adjusted EBITDA should not be construed as indications that its future results will be unaffected by unusual or nonrecurring items.

Exhibit 99.1

Unaudited Condensed Statements of Operations
(In thousands)

	Three Months Ended June 30,
	2024	2023
Revenue	$94,581	$96,914
Operating expenses:
Cost of revenue (excluding depreciation and amortization)	55,798	56,657
Salaries and benefits	33,937	27,054
Selling, general, and administrative	13,989	15,340
Depreciation and amortization	19,943	19,688
Total operating expenses	123,667	118,739
Operating loss	(29,086)	(21,825)
Other expense (income):
Interest expense, net	7,871	12,334
Gain from debt extinguishment	(433)	—
Change in fair value of warrant liabilities	(1,501)	2,018
Total other expense (income), net	5,937	14,352
Loss before income tax	(35,023)	(36,177)
Income tax benefit	(178)	(6,670)
Net loss from continuing operations	(34,845)	(29,507)
Net loss from discontinued operations, net of tax	—	(13,484)
Net loss	(34,845)	(42,991)
Less: Net loss from continuing operations attributable to non-controlling interest	(8,472)	(6,165)
Less: Net loss from discontinued operations attributable to non-controlling interest	—	(2,525)
Net loss attributable to System1, Inc.	$(26,373)	$(34,301)

Exhibit 99.1

Unaudited Condensed Balance Sheets
(In thousands, except for par values)

	June 30, 2024	December 31, 2023
ASSETS

Current assets:
Cash and cash equivalents	$75,651	$135,343
Restricted cash, current	4,253	3,813
Accounts receivable, net	61,915	56,093
Prepaid expenses and other current assets	6,805	6,754
Total current assets	148,624	202,003
Restricted cash, non-current	371	4,294
Property and equipment, net	2,613	3,084
Internal-use software development costs, net	13,447	11,425
Intangible assets, net	259,671	297,001
Goodwill	82,407	82,407
Operating lease right-of-use assets	3,759	4,732
Other non-current assets	444	524
Total assets	$511,336	$605,470
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,248	$9,499
Accrued expenses and other current liabilities	76,817	59,314
Operating lease liabilities, current	2,385	2,333
Debt, net	16,272	15,271
Total current liabilities	101,722	86,417
Operating lease liabilities, non-current	2,339	3,582
Long-term debt, net	263,338	334,232
Warrant liability	936	2,688
Deferred tax liability	7,042	8,307
Other non-current liabilities	6,680	929
Total liabilities	382,057	436,155
Stockholders' equity:
Class A common stock - $0.0001 par value; 500,000 shares authorized, 69,255 and 65,855 Class A shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	7	7
Class C common stock - $0.0001 par value; 25,000 shares authorized, 21,204 and 21,513 Class C shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	2	2
Additional paid-in capital	854,270	843,112
Accumulated deficit	(744,572)	(707,662)
Accumulated other comprehensive loss	(295)	(181)
Total stockholders' equity attributable to System1, Inc.	109,412	135,278
Non-controlling interest	19,867	34,037
Total stockholders' equity	129,279	169,315
Total liabilities and stockholders' equity	$511,336	$605,470

Exhibit 99.1

The following table reconciles net loss to Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended June 30,
	2024	2023
Net loss from continuing operations	$(34.8)	$(29.5)
Plus:
Income tax benefit	(0.2)	(6.7)
Interest expense	7.9	12.3
Depreciation and amortization	19.9	19.7
Other expense	—	0.3
Stock-based compensation & distributions to members	3.4	4.3
Gain on extinguishment of debt	(0.4)	—
Non-cash revaluation of warrant liability	(1.5)	2.0
Acquisition and restructuring costs	15.6	3.7
Adjusted EBITDA	$9.9	$6.1

Exhibit 99.1

The following table reconciles Revenue to Gross Profit and Adjusted Gross Profit for the periods presented (in millions):

	Three Months Ended June 30,
	2024	2023
Revenue	$94.6	$96.9
Less: Cost of revenue (excluding depreciation and amortization)	(55.8)	(56.7)
Less: Depreciation and amortization related to cost of revenue	(12.7)	(12.4)
Gross profit	26.1	27.8
Add: Depreciation and amortization related to cost of revenue	12.7	12.4
Adjusted Gross Profit	$38.8	$40.2

Investors:
Brett Milotte
ICR, Inc.
Brett.Milotte@icrinc.com